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                                                                    EXHIBIT 10.3

                                  ATTACHMENT A

                           TAX PARTNERSHIP PROVISIONS

         1. Relationship of the Parties. This Attachment and the Drilling Program Agreement of which it is a part (in this Attachment called the "Agreement") is not intended to create, nor shall such be construed as creating, any mining partnership, commercial partnership or other partnership relation or joint venture among the parties, and the liabilities of each of the parties hereto shall be several and not joint or collective. The relationship created by this Attachment and the Agreement shall be considered as a partnership solely for United States federal and state income tax reporting purposes (and shall be a partnership for those purposes only so long as this Attachment remains in effect), as provided in paragraph 2 hereinbelow, and such relationship shall not be a partnership to any other extent or for any other purpose. The relationship of the parties hereunder is sometimes herein called the "tax partnership".

         2. Elections with Respect to Tax Status. Notwithstanding anything to the contrary in this Attachment or in the Agreement, each party hereto agrees, so long as the provisions of this Attachment remain in effect, with respect to all operations conducted under the Agreement, (a) not to elect any status under Treasury Regulation Section 301.7701-3 other than as a partnership for federal tax purposes, (b) not to elect to be excluded from the application of Subchapter K of Chapter 1 of Subtitle A of the Code, and any provisions of applicable state laws comparable to Subchapter K of Chapter 1 of Subtitle A of the Code, and (c) to join in the execution of such additional documents and elections as may be required in order to effectuate the foregoing. With respect to activities conducted on Leases in which parties other than the Participants have an interest, the Program Manager shall be authorized to elect on behalf of all Participants that any joint operation with respect to any such Lease shall be excluded from the application of Subchapter K of Chapter 1 of Subtitle A of the Code, but no such election by the Program Manager shall have any impact on or result in any change in the relationship among the Participants as set forth in the first sentence of this paragraph 2. (Capitalized terms used in this paragraph 2, if not otherwise defined in this Attachment, shall have the same meanings as are provided in the Agreement.)

         3. Term. The provisions of this Attachment shall be effective as of the effective date of the Agreement and shall continue in full force and effect from and after such date until the earlier of (a) the termination of the Agreement among the parties pursuant to its terms, (b) upon the mutual agreement of the parties, or (c) upon the occurrence of an event described in Section 708(b)(1) of the Code. Upon the occurrence of any of the above-enumerated events, the provisions of paragraph 9 hereinbelow shall be applicable.

         4.       Capital Contributions and Capital Accounts.

                  (a) The capital contributions of each party shall be all amounts paid by it pursuant to the Agreement. With respect to each oil and gas property and the related assets subject to the Agreement, each party shall be treated as having contributed to the tax partnership an amount of cash equal to such party's share of any Lease acquisition or other property costs and the tax partnership shall be treated as having purchased such property from the party to whom such amounts are paid.

                  (b) An individual capital account shall be maintained for each party in accordance with the following:

                           (i) The capital account of each party shall, except as otherwise provided herein, be (A) credited by the amount of cash and fair market value of any property contributed to the tax partnership (net of any liabilities assumed by the parties hereto or to which such property is subject at the time of contribution) as provided in subparagraph (a) of this paragraph 4, and (B) credited with the amount of any item of taxable income or gain and the amount of any item of income or gain exempt from tax allocated to such party.

                           (ii) The capital account of each party shall be debited by (A) the amount of any item of tax deduction or loss allocated to such party, (B) such party's allocable share of expenditures not deductible in computing taxable income and not properly chargeable as capital expenditures, including any

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         non-deductible book amortizations of capitalized costs, and (C) the amount of cash or the fair market value of any property (net of any liabilities assumed by such party or to which such property is subject at the time of distribution) distributed to such party (after making the adjustment provided in subparagraph (b)(iii) in this paragraph 4).

                           (iii) Immediately prior to any distribution of property that is not pursuant to a liquidation of the tax partnership, the parties' capital accounts shall be adjusted by assuming that the distributed assets were sold for cash at their respective fair market values as of the date of distribution and crediting or debiting each party's capital account with its respective share of the hypothetical gains or losses resulting from such assumed sales determined in the same manner as gains or losses provided for under paragraphs 4(b)(iv) and 6 for actual sales of such properties.

                           (iv)     The allocation of basis prescribed by
         Section 613A(c)(7)(D) of the Code and provided for in paragraph 6 hereinbelow and each party's depletion deductions shall not reduce such party's capital account, but such party's capital account shall be decreased by an amount equal to the product of (A) the depletion deductions that would otherwise be allocable to the tax partnership in the absence of Section 613A(c)(7)(D) of the Code (computed without regard to any limitations which theoretically could apply to any party) and (B) such party's percentage share of the adjusted basis of the property with respect to which such depletion is claimed (herein called "Simulated Depletion"). The tax partnership's basis in any oil or gas property, as adjusted from time to time for Simulated Depletion, is herein called "Simulated Basis." No party's capital account shall be decreased, however, by Simulated Depletion deductions attributable to any depletable property to the extent such deductions exceed such party's remaining Simulated Basis in such property. Upon the sale or other disposition of an interest in a depletable property, each party's capital account shall be credited with the gain ("Simulated Gain") or debited with the loss ("Simulated Loss") determined by subtracting from its allocable share of the amount realized on such sale or disposition its Simulated Basis, as adjusted by Simulated Depletion.

                           (v) Any adjustments of basis of property provided for under Sections 734 and 743 of the Code and comparable provisions of state law (resulting from an election under Section 754 of the Code or comparable provisions of state law) shall not affect the capital accounts of the parties, and the parties' capital accounts shall be debited or credited as if no such election had been made unless otherwise required by applicable Treasury Regulations.

                           (vi) Capital accounts shall be adjusted, in a manner consistent with subparagraph (b) of this paragraph 4, to reflect any adjustments in items of income, gain, loss or deduction that result from amended returns filed by the tax partnership or pursuant to an agreement with the Internal Revenue Service or a final court decision.

                           (vii) In the case of property contributed to the tax partnership by a party, the parties' capital accounts shall be debited or credited for items of depreciation, Simulated Depletion, amortization and gain or loss with respect to such property computed in the same manner as such items would be computed if the adjusted tax basis of such property were equal to its fair market value on the date of its contribution to the tax partnership, in lieu of the capital account adjustments provided above for such items, all in accordance with Section 704(c) of the Code and Treasury Regulation 1.704-1(b)(2)(iv)(g).

         5.       Federal and State Income Tax Returns and Elections.

                  (a) The parties agree that the Program Manager shall prepare and file the necessary federal and state partnership income tax returns and each party agrees to furnish the Program Manager all pertinent information relating to operations under the Agreement and this Attachment which is necessary for the Program Manager to prepare and file such returns.

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                  (b)      The parties hereby authorize and direct the Program
Manager to make the following elections on the appropriate returns prepared and filed under subparagraph (a) of this paragraph 5:

                           (i) To elect to adopt the accrual method of accounting, and such accounting shall be maintained on a calendar year basis;

                           (ii) To elect, in accordance with Section 263(c) of the Code and applicable federal income tax regulations and comparable provisions of state law, to expense all intangible drilling and development costs;

                           (iii) To elect to compute the allowance for depreciation or cost recovery under the most accelerated tax depreciation method and using the shortest life authorized by law with respect to all depreciable assets; and

                           (iv) To make such other elections as may be deemed appropriate by the Program Manager.

                  (c) The Program Manager shall be designated the tax matters partner (in this paragraph 5(c) called the "TMP") as such term is defined in Section 6231(a)(7) of the Code with respect to operations conducted pursuant to the Agreement and shall be indemnified by the other parties as provided in the Drilling Program Agreement. The TMP is authorized to take such actions and to execute and file all statements and forms on behalf of the tax partnership which may be permitted or required by the applicable provisions of the Code or Treasury regulations issued thereunder, and the parties to the Agreement will take all other action that may be necessary or appropriate to effect the designation of the Program Manager as the TMP. In the event of an audit of the tax partnership's income tax returns by the Internal Revenue Service, the TMP may, at the expense of the parties to the Agreement, retain accountants and other professionals to participate in the audit.

         6. Allocations. The parties agree that for United States federal and state income tax reporting purposes the distributive share of each of the parties in each item of income, gain, loss, deduction or credit, including, without limitation, the items specifically mentioned below, shall be determined as follows:

                  (a) Income realized from the sale of production of oil, gas or other hydrocarbon substances shall be allocated to each party to whom proceeds from the sale of such production are allocated or to whom such production is distributed under the terms of the Agreement.

                  (b) Deductions attributable to intangible drilling and development and production costs shall be allocated to each party in accordance with its respective contributions to the payment of such costs.

                  (c) Depreciation or cost recovery deductions with respect to tangible equipment shall be allocated to each party in accordance with its contribution to the adjusted basis (within the meaning of Section 1011 of the Code) of such equipment.

                  (d) The depletion deductions with respect to each oil and gas property (as such term is defined in Section 614 of the Code) subject to the Agreement shall be computed separately by each party. For purposes of such computation, each party shall be considered to own, and shall be allocated, its proportionate share of the adjusted basis in each oil and gas property subject to the Agreement. A party's proportionate share of the adjusted basis of an oil or gas property shall be equal to its relative interest in either (i) the capital used to acquire (and capitalized in the adjusted basis of) such property (if the property is acquired other than by way of a capital contribution by one or more parties), or (ii) the adjusted basis of such property (if the property is considered a capital contribution by one or more parties). Each party shall separately keep records of its share of the adjusted basis in each oil and gas property, adjust such share of the adjusted basis for any cost or percentage depletion allowable on such property, and use such adjusted basis in the computation of its gain or loss on the disposition of such property. For purposes of computing such gain or loss, and notwithstanding anything in the Agreement to the contrary, the amount realized from the sale or other taxable disposition of a depletable oil and gas property (other than production of oil, gas or other hydrocarbon substances) and depreciable tangible property, shall be allocated in accordance with

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the allocation of revenues from the sale or other taxable disposition of such properties under Section 4(b) of the Agreement. Upon the request of the Program Manager, each party shall advise the Program Manager of its adjusted basis in each oil and gas property as computed in accordance with the provisions of this subparagraph (d).

                  (e) Gains and losses from each sale, abandonment or other disposition of property (other than depletable oil and gas properties and depreciable tangible properties as provided in subparagraph (d) of this paragraph 6 and production of oil, gas or other hydrocarbon substances as provided in subparagraph (a) of this paragraph 6) shall be allocated to the parties in such manner as will reflect the gains and the losses that would have been includable in their respective income tax returns if such property were not subject to the Agreement. In computing each party's gains and losses, each party shall take into account its share of the proceeds derived from each sale, abandonment or other disposition of such property during the year, selling expenses and its respective contributions to the unadjusted cost basis of such property, less any allowed or allowable depreciation, cost recovery, amortization, or other deductions which have been allocated to it with respect to such property as provided herein.

                  (f) Gains or losses realized on the taxable disposition of property subject to this Agreement in excess of the gains or losses allocated under subparagraphs (d) and (e) of this paragraph 6 with respect to such property, if any, shall be allocated to the contributing party to the extent of such party's pre-contribution gain or loss with respect to such property.

                  (g) All recapture of income tax deductions resulting from the sale or other disposition of any property subject to the Agreement shall be allocated among the parties in the ratios in which the deductions giving rise to such recapture were allocated, but each party shall be allocated recapture only to the extent that such party is allocated any gain from the sale or other disposition of such property. The balance of such recapture, if any, shall be allocated to the parties whose share of gain exceeds their share of recapture ("excess gain") and such balance shall be allocated among such parties in the proportion which the excess gain of such party bears to the excess gains of all parties.

                  (h) Income resulting from any dry hole or bottom hole monetary contribution obtained from a third party in connection with the drilling of a well or wells on the oil and gas properties subject to the Agreement shall be allocated in the same manner as the costs of drilling such well or wells are allocated.

                  (i) All other items of deduction and credit not falling within subparagraphs (b) through (h) of this paragraph 6 shall be allocated to and accounted for by each party in accordance with its respective contribution to the costs resulting in such deductions and credits.

         7. Sale of Program Prospects. The parties agree that any sale by a party of any ownership interest in a Prospect held by such party as part of the Program and subject to the Agreement shall be deemed to be a sale of all or a portion of such party's interest in this tax partnership.

         8. Termination of Party's Interest. Any distribution in termination of any party's interest in the tax partnership other than pursuant to paragraph 9 shall be in an amount of cash or fair market value of property equal to the capital account balance of such party at the time such interest is terminated, after such capital account balance has been adjusted in accordance with paragraph 4 and the applicable Treasury Regulations under Section 704(b) of the Code, and shall be made by the later of (i) the end of the tax partnership taxable year in which such termination occurs or (ii) within 90 days after the date of such termination; provided, however, that if such capital account balance is less than zero after taking into account such adjustments and the distribution provided for in this paragraph 8, such party shall contribute an amount of cash to the tax partnership sufficient to cause its capital account to have a zero balance by the later of (i) the end of the tax partnership taxable year in which such termination occurs or (ii) within 90 days after the date of such termination.

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         9.       Distributions upon Termination. Upon termination of the
provisions of this Attachment pursuant to paragraph 3 above, the activities of the parties under this Attachment shall be concluded and the assets subject to the Agreement and this Attachment shall be distributed to the parties in the manner and in the order set forth below:

                  (a) Debts of the parties created pursuant to operations under the Agreement, other than to the parties, shall be paid.

                  (b) Debts owed among the parties with respect to operations pursuant to the Agreement shall be paid.

                  (c) All cash on hand representing unexpended contributions by any party shall be returned to the contributor.

                  (d)      The parties' capital accounts shall be adjusted by
(i) assuming the sale of all remaining assets subject to the Agreement for cash at their respective fair market values as of the date of termination of the Agreement and (ii) debiting or crediting each party's capital account with the party's respective share of the hypothetical gains or losses resulting from such assumed sales in the same manner as such party's capital account would be debited or credited under subparagraph (b) of paragraph 4 for gains or losses on actual dispositions of such properties.

                  (e) If the capital account of any party (stated as a percentage of the aggregate capital accounts of all parties) is less than that party's undivided interest in Leases owned by the Participants, as set forth in
Section 2(a) of the Agreement, then such party may elect, upon ten days notice to the other parties, to contribute cash to the tax partnership for distribution to the other parties in an amount sufficient to cause such contributing party's capital account (stated as a percentage of the aggregate capital accounts of all parties) and its undivided interest in Leases owned by the Participants, as set forth in Section 2(a) of the Agreement, to be equal.

                  (f) Thereafter, all remaining assets shall be distributed to the parties by the later of (i)the end of the tax partnership taxable year in which the termination occurs or (ii) 90 days after the date of such termination, in accordance with their respective capital account balances as so adjusted; provided, however that any party that has a capital account of less than zero after taking into account the adjustments and distributions provided for pursuant to and in the subparagraphs of this paragraph 9 shall contribute an amount of cash to the tax partnership sufficient to cause its capital account to have a zero balance by the later of (i) the end of the tax partnership taxable year in which the termination occurs or (ii) 90 days after the date of such termination. Any such contributions by parties having deficit capital account balances shall be distributed to the remaining parties in accordance with their respective positive capital account balances by the later of (i) the end of the tax partnership taxable year in which the termination occurs or (ii) 90 days after the date of such termination.

         If property subject to the Agreement is distributed pursuant to this paragraph, the amount of the distribution shall be equal to the fair market value of the distributed property. In the event the parties do not agree as to the fair market value of such property, the Program Manager shall cause a qualified independent petroleum engineer to prepare an evaluation of the fair market value of such property.

         It is understood and agreed that it shall be the obligation of each party to make such assignments as are required upon termination of the provisions of this Attachment in accordance with the provisions of this paragraph 9. Such assignments shall be made subject to the liability of each assignee for costs, expenses and liabilities theretofore incurred or for which commitment had been made by the Program Manager prior to the date of termination and such costs, expenses and liabilities shall be allocated to such assignee pursuant to this Attachment.

         10. Effect of this Attachment. It is understood and agreed that in the event the terms of this Attachment conflict with any of the terms and conditions of the Agreement as between the parties hereto the terms of this Attachment shall control with respect to the terms in conflict.

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